UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2026

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
The Company's Annual Meeting of Stockholders was held on May 14, 2026. On March 16, 2026, the record date for the Annual Meeting, 76,156,368 shares of the Company’s common stock were outstanding and entitled to vote, of which [90.64]% were present for purposes of establishing a quorum. At that meeting, stockholders took the actions below with respect to the proposals described in the Proxy.
1.The following directors were elected:

	FOR	WITHHELD	BROKER NON-VOTES
Bradley M. Shuster	61,754,474	4,395,149	2,913,966
Adam S. Pollitzer	65,051,120	1,098,503	2,913,966
Renu Agrawal	66,044,494	105,129	2,913,966
Michael Embler	62,465,460	3,684,163	2,913,966
John C. Erickson	65,662,907	486,716	2,913,966
Priya Huskins	60,176,850	5,972,773	2,913,966
Lynn S. McCreary	64,538,632	1,610,991	2,913,966
Michael Montgomery	62,838,065	3,311,558	2,913,966
Steven L. Scheid	62,201,774	3,947,849	2,913,966

2.The advisory vote to approve our executive compensation was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
61,053,212	4,928,264	168,147	2,913,966

3.The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026 was approved by the following vote:

FOR	AGAINST	ABSTAIN
68,517,000	536,950	9,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 15, 2026	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, Chief Administrative Officer
& General Counsel

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